UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35838	20-4647180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105		94105
(Address of principal executive offices)		(Zip Code)

(415) 399-2580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On February 9, 2017, Paul Auvil notified the Board of Directors (the “Board”) of Marin Software Incorporated (the “Company”) that he will not stand for re-election when his current term as a director expires at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Auvil’s decision is not a result of any disagreement with the Company. In addition, on February 13, 2017, Bruce Dunlevie notified the Board that he is resigning from the Board effective immediately. Mr. Dunlevie’s decision is not a result of any disagreement with the Company.

In connection with Mr. Dunlevie’s resignation, the Board approved a reduction in the authorized number of directors of the Board from eight to seven. Furthermore, in connection with Mr. Auvil’s decision not to stand for re-election, the Board approved a reduction in the authorized number of directors of the Board from seven to six to become effective upon the conclusion of Mr. Auvil’s term as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: February 14, 2017	By:	/s/ Stephen E. Kim
Stephen E. Kim Executive Vice President, General Counsel, Corporate Secretary